                                                                    Exhibit 99.1



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To CMA ETTWORTH GROUP LIMITED:

We have audited the accompanying consolidated balance sheets of CMA Ettworth Group Limited (a United Kingdom company) and subsidiaries as of March 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMA Ettworth Group Limited and subsidiaries as of March 31, 1996 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 17, 1998

                   CMA ETTWORTH GROUP LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,
                                                     --------------------------
                                                        1996            1997
                                                        ----            ----

ASSETS
Current assets:
   Cash and cash equivalents                         $  482,289      $  602,729
   Accounts receivable                                1,579,883       1,691,964
   Inventory                                            101,741          90,868
   Prepaid expenses                                     124,858         202,520
                                                     ----------      ----------
      Total current assets                            2,288,771       2,588,081
Property and equipment, net                             376,675         377,216
Other assets                                             51,216          50,763
                                                     ----------      ----------
                                                     $2,716,662      $3,016,060
                                                     ==========      ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                 $   87,655      $   58,821
   Accounts payable                                     229,556         346,668
   Accrued liabilities                                  932,556         956,923
   Income taxes payable                                 191,340         175,349
   Deferred revenue                                     661,579         678,864
                                                     ----------      ----------
      Total current liabilities                       2,102,686       2,216,625

Long-term debt, net of current portion                   41,989          24,361
                                                     ----------      ----------

Stockholders' equity:
   Common Stock, $1.608 par value --
   Authorized, issued and outstanding-- 1,000;            1,608           1,608
   Retained earnings                                    610,310         789,658
   Cumulative translation adjustment                    (39,931)        (16,192)
                                                     ----------      ----------
      Total stockholders' equity                        571,987         775,074
                                                     ----------      ----------

                                                     $2,716,662      $3,016,060
                                                     ==========      ==========


   The accompanying notes are an integral part of these financial statements.

                   CMA ETTWORTH GROUP LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       YEAR ENDED MARCH 31,
                                                   ----------------------------
                                                      1996              1997
                                                      ----              ----

Revenues:
   Software license                                $1,030,732        $1,218,856
   Hardware                                           765,450           905,156
   Service and other                                2,116,731         2,503,066
                                                   ----------        ----------

     Total revenues                                 3,912,913         4,627,078
                                                   ----------        ----------

Cost of revenues:
   Software license                                    77,767           120,273
   Hardware                                           485,224           548,149
   Service and other                                1,000,316         1,121,964
                                                   ----------        ----------

     Total cost of revenues                         1,563,307         1,790,386
                                                   ----------        ----------

     Gross profit                                   2,349,606         2,836,692
                                                   ----------        ----------

Operating expenses:
   Sales and marketing                              1,163,792         1,352,473
   Research and development                           583,356           677,933
   General and administrative                         279,570           324,897
                                                   ----------        ----------

     Total operating expenses                       2,026,718         2,355,303
                                                   ----------        ----------

     Income from operations                           322,888           481,389

Interest income                                         7,736            11,845
Interest expense                                      (12,604)          (16,374)
                                                   ----------        ----------

     Income before provision for income taxes         318,020           476,860

Provision for income taxes                             94,361           168,840
                                                   ----------        ----------

     Net income                                    $  223,659        $  308,020
                                                   ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                   CMA ETTWORTH GROUP LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                   COMMON STOCK,
                                 $1.608 PAR VALUE
                                 ----------------                         CUMULATIVE         TOTAL
                                NUMBER                      RETAINED      TRANSLATION     STOCKHOLDERS'
                              OF SHARES      AMOUNT         EARNINGS      ADJUSTMENT         EQUITY
                              ---------      ------         --------      ----------         ------
BALANCE, MARCH 31, 1995         1,000        $1,608        $ 631,019       $ (5,745)       $ 626,882
   Net income                                                223,659                         223,659
   Dividends                                                (244,368)                       (244,368)
   Translation adjustment                                                   (34,186)         (34,186)
                                -----        ------        ---------       --------        ---------
BALANCE, MARCH 31, 1996         1,000         1,608          610,310        (39,931)         571,987
   Net income                                                308,020                         308,020
   Dividends                                                (128,672)                       (128,672)
   Translation adjustment                                                    23,739           23,739
                                -----        ------        ---------       --------        ---------
BALANCE, MARCH 31, 1997         1,000        $1,608        $ 789,658       $(16,192)       $ 775,074
                                =====        ------        =========       ========        =========



   The accompanying notes are an integral part of these financial statements.

                   CMA ETTWORTH GROUP LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              YEAR ENDED MARCH 31,
                                                           --------------------------
                                                              1996             1997
                                                              ----             ----

Cash Flows from Operating Activities:
Net income                                                 $ 223,659        $ 308,020
Adjustments to reconcile net income to net cash
  provided by operating activities-
     Depreciation and amortization                           121,267          123,276
     Loss on disposal of fixed assets                         27,912           28,295
     Amortization of goodwill                                  5,876              453
     Changes in assets and liabilities-
        Accounts receivable                                  (41,589)        (112,081)
        Inventory                                            (14,004)          10,873
        Prepaid expenses                                      18,398          (77,662)
        Accounts payable                                     (74,220)         117,112
        Accrued liabilities                                  303,271           25,659
                                                           ---------        ---------

           Net cash provided by operating activities         570,570          423,945
                                                           ---------        ---------

Cash Flows from Investing Activities:
     Purchases of property and equipment                     220,318         (132,641)
     Proceeds from sale of property and equipment              6,420                -
                                                           ---------        ---------

           Net cash used in investing activities            (213,898)        (132,641)
                                                           ---------        ---------

Cash Flows from Financing Activities:
     Payments on long-term debt                               (1,997)         (46,462)
     Dividends paid                                         (244,368)        (128,672)
                                                           ---------        ---------

           Net cash used in financing activities            (246,365)        (175,134)
                                                           ---------        ---------

Effect of exchange rates on cash                             (34,019)           4,270
                                                           ---------        ---------

Net increase in cash and cash equivalents                     76,288          120,440

Cash and cash equivalents, beginning of period               406,001          482,289
                                                           ---------        ---------

Cash and cash equivalents, end of period                   $ 482,289        $ 602,729
                                                           =========        =========


Supplemental Disclosure of Cash Flow Information:
     Cash paid during the year for -
        Interest                                           $  12,604        $  16,374
                                                           =========        =========
        Income taxes                                       $  28,910        $ 184,831
                                                           =========        =========

                   CMA ETTWORTH GROUP LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    OPERATIONS

CMA Ettworth Group Limited (the Group) designs, develops, markets and supports open client/server fascimile software, delivering solutions which automate and integrate fax communication throughout the enterprise. The Group predominantly does business in markets located within Europe.

The Group is subject to a number of risks associated with emerging, technology-oriented companies with a limited operating history, including continued market acceptance of the Group's products, competition from substitute products and larger companies, and the continued ability to manage and finance the Group's anticipated future growth.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain accounting policies as described in this note and elsewhere in the notes to the consolidated financial statements.

(a)           Principles of Consolidation

These financial statements include the accounts of the Group and its wholly-owned subsidiaries. All significant intercompany amounts have been eliminated in consolidation.

(b)           Revenue Recognition

The Group generates revenue from licensing the rights to use its software products directly to end users and indirectly through resellers. The Group also generates revenue from sales of support contracts and consulting services to customers who license its products.

Revenues from software license agreements are recognized upon shipment of the software, if there are no significant post-delivery obligations and if payment is due within one year, less an allowance for estimated future returns. If an acceptance period is required, revenues are recognized upon the earlier of the customer's acceptance or the expiration of the acceptance period.

Revenue from support contracts is recognized ratably over the term of the support period, which is generally one year. Service and other revenue is primarily related to implementation services performed on a time-and-material basis under separate service agreements related to the installation of the Group's software products.

Service and other revenues are recognized as services are performed. If a transaction includes both license and service elements, license fee revenue is recognized upon shipment of the software, provided services do not include significant customization or modification of the base product and the payment terms for licenses are not subject to acceptance criteria. In cases where license fee payment is contingent upon the acceptance of services, revenues from both the license and the service elements are deferred until the acceptance criteria are met.

Cost of license revenue consists of the cost of media on which the product is delivered and any related royalties. Cost of service revenue consists primarily of salaries and benefits related to consulting personnel and the customer support group.

                      CMA ETTWORTH LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                   (Continued)


(c)           Research and Development and Software Development Costs

Software development costs are considered for capitalization when technological feasibility is established in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. The Group sells software in a market that is subject to rapid technological change, new product introductions and changing customer needs. Accordingly, the Group has determined that it cannot determine technological feasibility until the development state of the product is nearly complete. The time period during which cost could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Group's financial position or results of operations. Therefore, the Group charges all research and development expenses to operations in the period incurred.

(d)           Inventory

Inventory consists of hardware purchased for resale and is valued at the lower of cost or net realizable value.

(e)           Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is calculated using accelerated and straight-line methods over the following useful lives:

    Computer equipment                      1 - 4 Years
    Equipment fixtures and fittings         4 - 6 Years
    Motor vehicles                          4 Years

The Group capitalizes expenditures that materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred.

(f)           Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                      CMA ETTWORTH LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                   (Continued)


(g)           Concentration of Credit Risk

SFAS No. 105, Disclosure of Information About Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance sheet and credit risk concentration. Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Group places its temporary cash investments in financial institutions. The Group has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Group's accounts receivable.

For the years ended March 31, 1996 and 1997 no single customer accounted for greater than 10% of the Group's revenues.

Revenues earned for the years ended March 31, 1996 and 1997, were as follows:


                                                        MARCH 31,
                                               ---------------------------
                                                  1996             1997
                                                  ----             ----

            United Kingdom                     $1,991,899       $2,073,623
            Europe, Middle East & Africa          681,215        1,243,736
            America                             1,239,799        1,309,719
                                               ----------       ----------

                                               $3,912,913       $4,627,078
                                               ==========       ==========


(h)           Foreign Currency Translation

The accompanying financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52.

                      CMA ETTWORTH LIMITED AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(3)    PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                                MARCH 31,
                                                           --------------------
                                                             1996        1997
                                                             ----        ----

         Computer equipment, fixtures and fittings         $552,431    $567,270
         Motor vehicles                                     250,630     263,938
                                                           --------    --------
                                                            803,061     831,208

         Less--accumulated depreciation and amortization    426,386     453,992
                                                           --------    --------

                                                           $376,675    $377,216
                                                           ========    ========

                      CMA ETTWORTH LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                   (Continued)



(4)   LONG-TERM DEBT

Long-term debt consists of the following:

                                       MARCH 31,
                                ----------------------
                                  1996           1997
                                  ----           ----

            Bank loan           $ 16,177       $13,948
            Capital lease
            obligations          113,467        69,234
                                --------       -------
                                 129,644        83,182


            Less--current
            maturities            87,655        58,821
                                --------       -------
                                $ 41,989       $24,361
                                ========       =======


Maturities of long-term debt at March 31, 1997 are as follows:

                                                      BANK     CAPITAL LEASE
                                                      LOAN      OBLIGATIONS
                                                      ----      -----------

      Years ended March 31,
      1998                                          $13,948       $48,425
      1999                                                -        26,289
                                                    -------       -------
                                                    $13,948        74,714
                                                    =======
      Less - amounts representing interest                          5,480
                                                                  -------
      Present value of minimum lease payments                     $69,234
                                                                  =======


(5)    INCOME TAXES

The Group accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, the objective of which is to recognize the amount of current and deferred income taxes at the date of the financial statements as a result of all differences in the tax basis and financial statement carrying amounts of assets and liabilities as measured by enacted tax laws.

Under SFAS No. 109, the Group recognizes a deferred tax asset for the future benefit of its temporary differences if it concludes that it is more likely than not that the deferred tax asset will be realized.

                      CMA ETTWORTH LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                   (Continued)


(6)   LEASE COMMITMENTS

The Group leases certain equipment and its office facility under operating leases that expire before March 31, 1998.

Future minimum lease payments under these leases at March 31, 1997 are as follows:

                  Period ending March 31, 1998                $42,165
                                                              =======



Rent expense included in the accompanying statements of operations was approximately $77,344, and $60,363 for the years ended March 31, 1996 and 1997, respectively.


(7)    SUBSEQUENT EVENTS

(a)           Acquisition

On December 5, 1997, Omtool, Ltd., a United States Corporation, ("Omtool") acquired all of the outstanding share capital of the Group pursuant to a Share Sale and Purchase Agreement dated December 5, 1997 by and among the Group and its shareholders and Omtool. The purchase price was paid in a combination of 363,637 newly issued shares of common stock, $.01 par value, of Omtool and $4,000,000 in cash.